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                                                                    EXHIBIT 21.1


                                      SPSS
                                  SUBSIDIARIES


1.       SPSS International, BV                              The Netherlands

2.       SPSS Asia Pacific Pte Ltd                           Singapore

3.       SPSS Benelux BV                                     The Netherlands

4.       SPSS GmbH                                           Germany

5.       SPSS Scandinavia AB                                 Sweden

6.       SPSS UK Ltd.                                        England

7.       SPSS Japan, Inc.                                    Japan

8.       SPSS Australasia Pty Ltd.                           Australia

9.       SPSS UK Ltd., India                                 India

10.      SPSS France Sarl                                    France

11.      SPSS Science Software GmbH                          Germany

12.      SPSS ASC BV                                         The Netherlands

13.      Jandel Corporation                                  California

14.      SPSS Ltd.                                           England

15.      SPSS A/S                                            Denmark

16.      Surveycraft Pty Ltd.                                Australia

17.      Integral Solutions Ltd.                             England

18.      Quantime Ltd.                                       England

19.      Europe BV                                           The Netherlands

20.      Vento Software Inc.                                 Florida